THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Lincoln Level Advantage® B-Class variable and index-linked annuity
Lincoln Level Advantage® Advisory Class variable and index-linked annuity

Supplement dated June 23, 2023 to the prospectus dated May 1, 2023

This supplement to your Lincoln Level Advantage® variable and index-linked annuity prospectus discusses the availability of certain investment options under your contract.  It is for informational purposes and requires no action on your part. All other provisions in your prospectus not discussed in this supplement remain unchanged.

The following Indexed Accounts will be closed to all contracts purchased on or after August 21, 2023.

1-Year Performance Cap Indexed Account with Protection Level
•	S&P 500® Cap, 10% Protection
•	Russell 2000® Cap, 10% Protection
•	Capital Strength Net Fee IndexSM Cap, 10% Protection
•	First Trust American Leadership IndexSM Cap, 10% Protection

6-Year Performance Cap Indexed Accounts with Protection Level
•	S&P 500® Cap, 10% Protection
•	Russell 2000® Cap, 10% Protection
•	Capital Strength Net Fee IndexSM Cap, 10% Protection
•	First Trust American Leadership IndexSM Cap, 10% Protection

Please retain this supplement with your prospectus for future reference.